                                                                 EXHIBIT (15)(a)




                                 GOVERNOR FUNDS

                                DISTRIBUTION PLAN


                  This Distribution Plan (the "Plan") has been adopted by the Board of Trustees of Governor Funds (the "Trust") in connection with the shares in each of the following investment portfolios of the Trust: Lifestyle Conservative Fund, Lifestyle Moderate Growth Fund, and Lifestyle Growth Fund(collectively, the "Funds"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  Section 1. Distribution Payments. (a) The Trust may pay the distributor of the Trust (the "Distributor") (or any other person) an amount (a "Distribution Payment") of up to 0.50% annually of the average daily net assets attributable to the outstanding shares of each Fund. The Distribution Payment shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution and other services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the shares of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the shares shall be computed in the manner specified in such Fund's then current Prospectus and Statement of Additional Information describing the Fund's shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used to cover expenses that are related to (a) the distribution of shares of the Funds, (b) ongoing servicing and/or maintenance of the accounts of shareholders of the Funds, (c) payments to institutions for selling shares of the Funds, and (d) sub-transfer agency, sub-accounting, administrative or similar services related to shares of the Funds.

                  Section 2. Expenses Allocated; Compliance. Amounts paid by a Fund under the Plan must be for distribution services rendered for or on behalf of the holders of such Fund's shares. However, joint distribution financing or other services rendered with respect to such shares (which may involve other investment funds or companies that are affiliated persons of the Trust or affiliated persons of the Distributor) is authorized to the extent permitted by law.

                  Section 3. Reports to Trust. So long as this Plan is in effect, the Distributor shall provide the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

                  Section 4. Approval of Plan. This Plan will become effective with respect to a particular Fund's shares on the date the public offering of the Fund's shares commences provided this Plan has been approved by a majority of the Board of Trustees, including a majority of those trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

                  Section 5. Continuance of Plan. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until June 30, 1999 and thereafter for so long as its continuance is specifically approved at least annually by the Trust's Board of Trustees in the manner described in Section 4 hereof.

                  Section 6. Amendments. This Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which the shares of a Fund may bear pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding shares affected by such matter, and (b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in
Section 4 hereof.

                  Section 7. Termination. This Plan, as to any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Trustees, or (b) a vote of a majority of the outstanding shares of such Fund.

                  Section 8. Selection/Nomination of Trustees. While this Plan is in effect, the selection and nomination of Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees.

                  Section 9. Miscellaneous. The captions in this Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.



Adopted:     October 5, 1998

                                 GOVERNOR FUNDS
                                  (the "Trust")

                                3435 Stelzer Road
                              Columbus, Ohio 43219

                                    AGREEMENT
                                       to
                                DISTRIBUTION PLAN


Ladies and Gentlemen:

         We wish to enter into this Agreement with you concerning the provision of certain services relating to the Trust's investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

         The terms and conditions of this Agreement are as follows:

         Section 1. You agree to provide* (a) reasonable assistance in connection with the distribution of shares; (b) the following administrative support services to your customers who may from time to time own of record or beneficially a Fund's shares ("Shares")*: (i) processing dividend and distribution payments from a Fund on behalf of customers; (ii) providing periodic statements to your customers showing their positions in the Shares;
(iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by you; (v) providing sub-accounting with respect to the Shares beneficially owned by your customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding this Agreement or the Administrative Services Plan related hereto; (viii) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for your customers; (ix) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (x) establishing and maintaining accounts and records relating to transactions in the Shares; (xi) assisting customers in changing dividend or distribution options, account designations and addresses; or (xii) other similar services if requested by the Trust; or (c) sub-transfer agency, sub-accounting, administrative or similar services related to shares of the Funds.

         Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services.



----------

* Services may be added or deleted in a particular Agreement.

         Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust, a Fund or its Shares except those contained in our then current prospectus for such shares, copies of which will be supplied by BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS"), the Trust's distributor, to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

         Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under applicable law unless you have obtained any licenses required by law. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of your responsibilities under this Agreement.

         Section 5. In consideration for the services and facilities provided by you hereunder, the Trust will pay to you, and you will accept as full payment therefore, a fee at the annual rate specified on Appendix A and based upon the average daily net assets of a Fund's shares owned of record or beneficially by your customers from time to time for which you provide services hereunder, which fee will be computed daily and payable monthly. The fee rate may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to you. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such Shares to you for the account of any customer(s).

         Section 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Agreement will provide to the Trust's Board of Trustees, and the Trustees will review, at least quarterly, a written report of the amounts so expended and the entities to whom such expenditures were made. In addition, you will furnish the Trust or its designees with such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of some or all of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 7. We may enter into other similar Agreements with any other person or persons without your consent.

         Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will be fully disclosed to your customers, will be authorized by your customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; (ii) if you are subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, your customers; and (iii) (a) you are a member of the National Association of Securities Dealers, Inc. ("NASD"), that such membership has not been suspended, and that you agree to maintain membership in the NASD, or (b) you will not engage in activity which would require you to be licensed as a broker/dealer under applicable laws or (c) you are a foreign broker/dealer not eligible for membership in the NASD, and are fully licensed and legally empowered to act as a securities broker-dealer under the laws of each jurisdiction in which you conduct such business. You further agree to abide by all applicable laws, including without limitation, all applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations thereunder.


         Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Trust or its designee. This Agreement may be terminated at any time, without the payment of any penalty with respect to a Fund by the Trust (which termination may be by vote of a majority of the members of the Board of Trustees of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan or in any related agreements to the Distribution Plan ("Disinterested Trustees") or by a majority of the outstanding voting securities of that Fund) on notice to you. This Agreement will terminate in the event of its assignment (as defined in the 1940 Act).


         Section 10. All notices and other communications to either you or the Trust will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown in this Agreement.

         Section 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

         Section 12. This Agreement, or form thereof, has been approved by vote of a majority of (i) the Trust's Board of Trustees and (ii) the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such approval.

         Section 13. Governor Funds is a business trust organized under Delaware law and under an Agreement and Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Delaware as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Governor Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         Section 14. You represent and warrant that all services rendered and all computer systems used in the performance of your obligations under this Agreement shall be Year 2000 Compliant. "Year 2000 Compliant" means that the services and systems are designed to and shall:

         (a) operate in the year 2000 and later with four digit year date capability;

         (b) operate fault-free in the processing of date and date-dependant data before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing date calculations, comparison and sequencing;

         (c) function accurately and without interruption before, during, and after January 1, 2000, without any adverse effect on operations and associated with the advent of the new century;

         (d) store and provide output of date information in ways that are unambiguous as to century.

The representations and warranties contained herein may not be disclaimed or limited by operation of law.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the Trust's designee, BISYS Fund Services Limited Partnership, c/o _______________ at 3435 Stelzer Road, Columbus, Ohio 43219.

Very truly yours,

GOVERNOR FUNDS

By:_______________________________
       (name)      (title)

Date:

Accepted and Agreed to:

__________________________________

By:_______________________________
      Authorized Officer, Title

Date:
__________________________________
Taxpayer Identification Number

                                   APPENDIX A

NAME OF FUND                                                         FEE
------------                                                         ---
Lifestyle Conservative Growth Fund                                          %

Lifestyle Moderate Growth Fund                                              %

Lifestyle Growth Fund                                                       %